Exhibit 99.10

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

among

GLOBAL DEFENSE & NATIONAL SECURITY HOLDINGS, LLC

and

THE MEMBERS NAMED HEREIN

Dated as of June 1, 2015

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Table of Contents

(continued)

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Table of Contents

(continued)

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EXHIBITS

EXHIBIT A	Form of Joinder Agreement

EXHIBIT B	Form of Redemption Agreement

EXHIBIT C	Form of Put Agreement

SCHEDULE A	Members Schedule

SCHEDULE B	Costs & Expenses

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LIMITED LIABILITY COMPANY AGREEMENT

This Amended and Restated Limited Liability Company Agreement of Global Defense & National Security Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of June 1, 2015 by and among the Company and the Members listed on Schedule A hereto.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on July 15, 2013 (the “Certificate of Formation”);

WHEREAS, Blue Marlin Corporate Ltd (the “Initial Member”) entered into a previous Limited Liability Company Agreement of Global Defense & National Security Holdings, LLC on July 15, 2013 (the “Original Agreement”); and

WHEREAS, the Initial Member now desires to amend and restate the Original Agreement as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01         Definitions.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Additional Capital” means any additional equity invested in the Company by Blue Marlin Corporate Ltd or any other Person. The conversion of any promissory note representing a loan that the Company has made or makes to the SPAC shall be deemed an investment of Additional Capital in an amount equal to the amount of the promissory note so converted.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)          crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i); and

(b)          debiting to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Taxable Income” of a Member for a Fiscal Year (or portion thereof) with respect to Units held by such Member means the federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (i) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member’s Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect members of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect members of the Member) in such Fiscal Year and all prior Fiscal Years, and (ii) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

“Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, “control,” “controlled by” and “under common control with” with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the Recitals.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Award Agreements” has the meaning set forth in Section 3.03(a).

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member’s assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member’s inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member’s creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member’s consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of sixty (60) days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member’s assets.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Manager in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a)          the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b)          immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

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(c)          the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Manager, as of the following times:

(i)          the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount;

(ii)         the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Membership Interest in the Company;

(iii)        the grant to a Service Provider of any Incentive Units; and

(iv)        the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, that adjustments pursuant to clauses (i), (ii) and (iii) above need not be made if the Manager reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member;

(d)          the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e)          if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Business Combination” has the meaning set forth in the SPAC’s Amended and Restated Certificate of Incorporation.

“Capital Account” has the meaning set forth in Section 5.03.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

“Cause” with respect to any particular Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Cause” means any of the following:

(a)          such Service Provider’s repeated failure to perform substantially his or her duties as an employee or other associate of the Company or any Related Entity (other than such failure resulting from his or her Disability) which failure has continued unremedied for more than thirty (30) days after the Company has provided written notice thereof; provided, that a failure to meet financial performance expectations shall not, by itself, constitute a failure by the Service Provider to substantially perform his or her duties;

(b)          such Service Provider’s fraud or embezzlement that has a material adverse effect on the property, operations or business of the Company or any Related Entity;

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(c)          such Service Provider’s material dishonesty or breach of fiduciary duty against the Company or any Related Entity that has a material adverse effect on the property, operations or business of the Company or any Related Entity;

(d)          such Service Provider’s willful misconduct that has a material adverse effect on the property, operations or business of the Company or any Related Entity;

(e)          any conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent), or any willful or violation by such Service Provider of any federal securities laws or regulations;

(f)          any conviction of any other criminal act or act of material misconduct by such Service Provider that has a material adverse effect on the property, operations or business of the Company or any Related Entity; or

(g)          the material breach by such Service Provider of any covenant undertaken in any effective Award Agreement, employment agreement or any written non-disclosure, confidentiality, intellectual property, national security clearance related, non-competition, or non- solicitation covenant or agreement with the Company or any Related Entity, which failure has continued unremedied for more than thirty (30) days after the Company has provided written notice thereof.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Common Units” in this Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Liquidation Value” means, as of the relevant date of determination, the aggregate amount that would be distributed to the Members pursuant to Section 7.03 if, immediately prior to the issuance of the relevant new Incentive Units, the Company sold all of its assets for Fair Market Value and immediately liquidated, the Company’s debts and liabilities were satisfied, and the proceeds of the liquidation were Distributed pursuant to Section 11.03(c).

“Company Minimum Gain” means “partnership minimum gain” as defined in Section 1.704- 2(b)(2) of the Treasury Regulations, substituting the term “Company” for the term “partnership” as the context requires.

“Company Subsidiary” means a Subsidiary of the Company.

“Continuous Service” means the provision of services to the Company or a Related Entity in any capacity of Service Provider to the extent not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as a Service Provider, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as a Service Provider can be effective under applicable laws. A Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Service Provider or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Service Provider (except as otherwise provided in an Award Agreement).

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“Costs and Expenses” means the costs paid or incurred through March 31, 2015 by the Company or allocated to the Company by any Parent, related to the SPAC or management thereof and listed on Schedule B hereto, together with any costs for the expenses for (1) the matters listed on Schedule B, paid or incurred by the Company after March 31, 2015 and prior to the consummation of the Business Combination, and (2) the matters listed on Schedule B under the heading “Post Business Combination,” paid or incurred by the Company after consummation of the Business Combination, in both cases related to the SPAC or the management thereof.

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§18- 101, et seq, and any successor statute, as it may be amended from time to time.

“Departure Agreement” means the concurrent Redemption Agreement and Put Agreement entered into by a Service Provider and the Company in connection with the termination of Continuous Service of any Service Provider for any reason other than for Cause.

“Disability,” with respect to any Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Disability” means such Service Provider’s incapacity due to physical or mental illness that: (a) shall have prevented such Service Provider from performing his or her duties for the Company or any of the Company Subsidiaries on a full-time basis for more than ninety (90) or more consecutive days or an aggregate of one hundred eighty (180) days in any 365-day period; or (b)(i) the Manager determines, in compliance with Applicable Law, is likely to prevent such Service Provider from performing such duties for such period of time and thirty (30) days have elapsed since delivery to such Service Provider of the determination of the Manager and such Service Provider has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” pursuant to this clause (b) shall be deemed to be the last day of such 30-day period).

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member’s capacity as a Service Provider for the Company or a Company Subsidiary. “Distribute”, when used as a verb, shall have a correlative meaning.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Member for a Fiscal Year means the Member’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Manager. In making such estimate, the Manager shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Manager are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Excess Amount” has the meaning set forth in Section 7.04(c).

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Manager based on such factors as the Manager, in the exercise of its reasonable business judgment, and after consulting such advisors as the Manager deems appropriate, considers relevant.

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“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Forfeiture Allocations” has the meaning set forth in Section 6.02(e).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Incentive Plan” has the meaning set forth in Section 3.03(a).

“Incentive Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Incentive Units” in this Agreement.

“Initial Investment” means the $7,240,000 that the Company paid for the Shares.

“Initial Member” has the meaning set forth in the Recitals.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Liquidator” has the meaning set forth in Section 11.03(a).

“Losses” has the meaning set forth in Section 12.03(a).

“Manager” has the meaning set forth in Section 8.01(a).

“Member” means each Person identified on the Members Schedule admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person remains the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulation Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Members Schedule” has the meaning set forth in Section 3.01.

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“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type and class of Unit or Units held by such Member), as applicable, (a) to a Distributive share of Net Income, Net Losses and other items of income, gain, loss and deduction of the Company; (b) to a Distributive share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Misallocated Item” has the meaning set forth in Section 6.05.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a)          any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b)          any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulation Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c)          any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d)          any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(e)          if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and

(f)          to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704- 2(b)(3).

“Officers” has the meaning set forth in Section 8.01(d).

“Original Agreement” has the meaning set forth in the Recitals.

“Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, units or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain.

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“Permitted Transfer” means a Transfer of Common Units carried out pursuant to Section 9.02.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Proceeds” means any cash received in respect of a sale or transfer of the Shares or property received in respect thereof, or any cash dividend or similar payment received in respect of the Shares or such property; provided, that “Proceeds” shall not include any cash that the Company has received with respect to repayment of any loan to the SPAC.

“Profits Interest” has the meaning set forth in Section 3.03(d).

“Profits Interest Hurdle” means, for each Incentive Unit issued as a Profits Interest, an amount equal to the amount that would be distributed in respect of such Incentive Unit absent the Profits Interest Hurdle if, immediately after the Profits Interest is issued, the Company sold all of its assets for Fair Market Value and immediately liquidated, the Company’s debts and liabilities were satisfied, and the proceeds of the liquidation were Distributed pursuant to Section 11.03(c); provided, however, the Profits Interest Hurdle shall not be less than zero dollars ($0). The Manager shall have the discretion to set any Profits Interest Hurdle to equal an amount greater than the amount determined in the prior sentence. The Profits Interest Hurdle of an Incentive Unit shall be reduced (but not below zero dollars ($0)) dollar-for-dollar by the amount by which Distributions with respect to such Incentive Unit were previously reduced by reason of the existence of the Profits Interest Hurdle. The Manager shall have the discretion to (i) reduce the Profits Interest Hurdle with respect to any Incentive Unit if, subsequent to the grant of such Incentive Unit, the Fair Market Value of the Company declines, and (ii) otherwise adjust the Profits Interest Hurdle in accordance with the applicable Award Agreement. The Profits Interest Hurdle for an Incentive Unit shall be as set forth in the applicable Award Agreement and shall initially be based on the Company Liquidation Value in effect at the time of issuance of such Incentive Unit.

“Put Agreement” means any put agreement, substantially in the form attached as Exhibit C hereto.

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member’s Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Member.

“Redemption Agreement” means any redemption agreement, substantially in the form attached as Exhibit B hereto.

“Regulatory Allocations” has the meaning set forth in Section 6.02(d).

“Related Entity” means any Parent or Company Subsidiary. For purposes of this Agreement, the SPAC is deemed a Related Entity.

“Representative” means, with respect to any Person, any and all directors, Officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Service Provider” has the meaning set forth in Section 3.03(a).

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“Shares” means the 2,724,725 SPAC Shares held by the Company, together with any and all SPAC Shares acquired in connection with any investment of Additional Capital.

“Shortfall Amount” has the meaning set forth in Section 7.04(b).

“SPAC Shares” means the common stock of the SPAC, par value $0.0001.

“SPAC” means Global Defense & National Security Systems, Inc. or any successor thereto, whether by law, merger or otherwise.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tax Advance” has the meaning set forth in Section 7.04(a).

“Tax Amount” of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to its Units.

“Tax Matters Member” has the meaning set forth in Section 10.01(a).

“Tax Rate” of a Member, for any period, means the greater of (i) forty percent (40%) and (ii) the marginal blended federal, state and local tax rate applicable to ordinary income, qualified dividend income or capital gains, as appropriate, for such period for an individual residing in New Canaan, Connecticut taking into account for federal income tax purposes, the deductibility of state and local taxes and any applicable limitations on such deductions.

“Taxing Authority” has the meaning set forth in Section 7.05(b).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. “Transfer”, when used as a noun, shall have a correlative meaning.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unallocated Item” has the meaning set forth in Section 6.05.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units, including the Common Units and the Incentive Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations and rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations and rights.

“Voting Members” has the meaning set forth in Section 4.06.

“Voting Units” has the meaning set forth in Section 4.06.

“Withholding Advances” has the meaning set forth in Section 7.05(b).

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Section 1.02         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE 2
ORGANIZATION

Section 2.01         Formation.

(a)          The Company was formed on July 15, 2013 pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. This Agreement amends, restates and supersedes in its entirety the Original Agreement.

(b)          This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control. This Agreement amends and supersedes the Original Agreement.

Section 2.02         Name.

The name of the Company is “Global Defense & National Security Holdings, LLC” or such other name or names as the Manager may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC”.

Section 2.03         Principal Office.

The principal office of the Company is located at 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190, or such other place as may from time to time be determined by the Manager. The Manager shall give prompt notice of any such change to each of the Members.

Section 2.04         Registered Office; Registered Agent.

(a)          The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

(b)          The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Manager may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

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Section 2.05         Purpose; Powers.

(a)          The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, to engage in any lawful act or activity for which limited liability companies may be formed and engaging in any and all activities necessary or incidental to the foregoing.

(b)          The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purpose set forth in Section 2, including, but not limited to, the power:

(i)          to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii)         to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii)        to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member or any Affiliate, or any agent of the Company necessary to, in connection with, convenient to, or incidental to, the accomplishment of the purpose of the Company;

(iv)        to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), and other entities or individuals, or direct or indirect obligations of the United States or any foreign country or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(v)         to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

(vi)        to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(vii)       to appoint employees and agents of the Company, and define their duties and fix their compensation;

(viii)      to indemnify any person or entity and to obtain any and all types of insurance;

(ix)         to cease its activities and cancel its insurance;

(x)          to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

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(xi)         to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(xii)        to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of, or against, the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii)       to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(c)          The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon the approval of the Voting Members, in their sole discretion.

Section 2.06         Term.

The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.07         No State-Law Partnership.

The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Company shall elect to be treated as a partnership for such purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Manager or Officer of the Company shall be a partner or joint venturer of any other Member, Manager or Officer of the Company, for any purposes other than as set forth in the first sentence of this Section 2.07.

ARTICLE 3
UNITS

Section 3.01         Units Generally.

The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. The Manager shall maintain a schedule of all Members, their respective mailing addresses and the amount and series of Units held by them (the “Members Schedule”), and shall update the Members Schedule upon the issuance or Transfer of any Units. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A.

Section 3.02         Authorization and Issuance of Common Units.

The Company is hereby authorized to issue a class of Units designated as Common Units. The Common Units shall initially be held solely by the Initial Member. Upon execution of this Agreement, all Membership Interests held by the Initial Member shall automatically be converted into Common Units of the Company as reflected on Schedule A hereto.

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Section 3.03         Authorization and Issuance of Incentive Units.

(a)          Subject to Section 3.03(b), the Company is hereby authorized to issue Incentive Units to Managers, Officers, employees, consultants or other service providers of the Company or any Related Entity (collectively, “Service Providers”). The Manager is hereby authorized and directed to adopt a written plan pursuant to which all Incentive Units shall be granted in compliance with Rule 701 of the Securities Act or another applicable exemption (such plan as in effect from time to time, the “Incentive Plan”). In connection with the adoption of the Incentive Plan and issuance of Incentive Units, the Manager is hereby authorized to negotiate and enter into award agreements with each Service Provider to whom it grants Incentive Units (such agreements, “Award Agreements”). Each Award Agreement shall include such terms, conditions, rights and obligations as may be determined by the Manager, in its sole discretion, consistent with the terms herein.

(b)          Unless otherwise provided in an Award Agreement, all Incentive Units shall be immediately vested upon grant.

(c)          Immediately prior to each issuance of Incentive Units, the Manager shall determine in good faith the Company Liquidation Value. In each Award Agreement that it enters into with a Service Provider for the issuance of new Incentive Units, the Manager shall include an appropriate Profits Interest Hurdle for such Incentive Units on the basis of the Company Liquidation Value immediately prior to the issuance of such Incentive Units.

(d)          The Company and each Member hereby acknowledge and agree that, with respect to any Service Provider issued Incentive Units, such Service Provider’s Incentive Units constitute a “profits interest” in the Company within the meaning of Rev. Proc. 93-27 (a “Profits Interest”), and that any and all such Incentive Units received by a Service Provider are received in exchange for the provision of services by the Service Provider to or for the benefit of the Company in a Service Provider capacity or in anticipation of becoming a Service Provider. The Company and each Service Provider who receives Incentive Units as Profits Interests hereby agree to comply with the provisions of Rev. Proc. 2001-43, and neither the Company nor any Service Provider who receives such Incentive Units shall perform any act or take any position inconsistent with the application of Rev. Proc. 2001-43 or any future Internal Revenue Service guidance or other Governmental Authority that supplements or supersedes the foregoing Revenue Procedures.

(e)          Incentive Units issued as Profits Interests shall receive the following tax treatment:

(i)          The Company and each Service Provider who receives such Incentive Units shall treat such Service Provider as the owner of such Incentive Units from the date of their receipt, and the Service Provider receiving such Incentive Units shall take into account its Distributive share of Net Income, Net Loss, income, gain, loss and deduction associated with the Incentive Units in computing such Service Provider’s income tax liability for the entire period during which such Service Provider holds the Incentive Units.

(ii)         In accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43, each Member, by executing this Agreement, authorizes and directs the Company to elect a safe harbor under which the Fair Market Value of any Incentive Units issued as Profits Interests after the effective date of such Proposed Regulations (or other guidance) will be treated as equal to the liquidation value (within the meaning of the Proposed Regulations or successor rules) of such Incentive Units as of the date of issuance of such Incentive Units. In the event that the Company makes a safe harbor election as described in the preceding sentence, each Member hereby agrees to comply with all safe harbor requirements with respect to Transfers of Units while the safe harbor election remains effective.

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(iii)        Each Service Provider who is resident in the United Kingdom for tax purposes shall on the issue of Incentive Units execute and deliver to the Company an election made pursuant to section 431 of the Income Tax (Earnings and Pensions) Act 2003.

(f)          The Company shall not issue any additional Incentive Units that would adversely affect the Distributions allocable to the holders of Incentive Units pursuant to Section 7.02.

Section 3.04         Certification of Units.

(a)          The Manager in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Member.

(b)          In the event that the Manager shall issue certificates representing Units in accordance with Section 3.04(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE 4
MEMBERS

Section 4.01         Admission of New Members.

(a)          New Members may be admitted from time to time (i) in connection with an issuance of Units by the Company, subject to compliance with the provisions of Section 4.01(c) and (ii) in connection with a Transfer of Units, and in either case, following compliance with the provisions of Section 3.03(f), Section 9.01 and Section 9.02.

(b)          Notwithstanding Section 4.01(a), in connection with a voluntary transfer or assignment by the Initial Member of all or part of its Common Units in accordance with Section 9.01(a), any assignee will automatically and simultaneously be admitted as a Member of the Company without any further action at the time such voluntary transfer or assignment becomes effective under Applicable Law.

(c)          In connection with any Transfer or issuance of Units not in accordance with Section 4.01(b), in order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Units, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Manager and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Units. The Manager shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.03 and as specified in the definition of the term “Book Value”.

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Section 4.02         Representations and Warranties of Members

By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date of this Agreement or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a)          The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)          Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c)          Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof (other than any Transfers not involving a public offering that are effectuated in accordance with all applicable securities laws);

(d)          Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries for such purpose;

(e)          The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(f)          Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)          The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(h)          This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity);

(i)          Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any Company Subsidiary or affect the right of the Company or any Company Subsidiary to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company or Company Subsidiary, if applicable.

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None of the foregoing shall replace, diminish or otherwise adversely affect any Member’s representations and warranties made by it in any Unit Purchase Agreement or Award Agreement, as applicable.

Section 4.03         No Personal Liability.

Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

Section 4.04         No Withdrawal.

A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member.

Section 4.05         Death.

The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be Transferred to such Member’s heirs; provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written undertaking substantially in the form of the Joinder Agreement.

Section 4.06         Voting.

As used herein, the term “Voting Units” shall mean the Common Units of the Company. Except as otherwise provided by this Agreement (including Section 13.10) or as otherwise required by the Delaware Act or Applicable Law, only the Members who hold Voting Units (the “Voting Members”) shall have voting power under this Agreement. The Voting Members shall be entitled to one vote per Common Unit on all matters upon which the Voting Members have the right to vote under this Agreement. Except as otherwise provided by this Agreement or as otherwise required by the Delaware Act or Applicable Law, the Incentive Units shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Members.

Section 4.07         Action Without Meeting.

Any matter that is to be voted on, consented to or approved by Voting Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed unanimously by the Voting Members. A record shall be maintained by the Manager of each such action taken by written consent of the Voting Members.

Section 4.08         Power of Members.

The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

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Section 4.09         No Interest in Company Property.

No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

ARTICLE 5
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 5.01         Initial Capital Contributions

(a)          Contemporaneously with the execution of the Original Agreement, the Initial Member has made the Capital Contribution giving rise to such Initial Member’s initial Capital Account and owns the Common Units, in the amounts set forth opposite such Initial Member’s name on the Members Schedule as in effect on June 1, 2015.

Section 5.02         Additional Capital Contributions.

(a)          No Member shall be required to make any additional Capital Contributions to the Company and any future Capital Contributions made by any Member shall only be made with the consent of the Manager.

(b)          No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

Section 5.03         Maintenance of Capital Accounts.

The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.03. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a)          Each Member’s Capital Account shall be increased by the amount of:

(i)          such Member’s Capital Contributions, including such Member’s initial Capital Contribution;

(ii)         any Net Income or other item of income or gain allocated to such Member pursuant to Article VI; and

(iii)        any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b)          Each Member’s Capital Account shall be decreased by:

(i)          the cash amount or Book Value of any property Distributed to such Member pursuant to Article VII and Section 11.03(c);

(ii)         the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to Article VI; and

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(iii)        the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Section 5.04         Succession Upon Transfer.

In the event that any Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units and, subject to Section 6.04, shall receive allocations and Distributions pursuant to Article VI, Article VII and Article XIII in respect of such Units.

Section 5.05         Negative Capital Accounts.

In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 5.06         No Withdrawal.

No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

Section 5.07         Treatment of Loans From Members.

Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 5.03(a)(iii), if applicable.

Section 5.08         Modifications.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Manager may authorize such modifications.

ARTICLE 6
ALLOCATIONS

Section 6.01         Allocation of Net Income and Net Loss.

For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member pursuant to Section 11.03(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Company were Distributed, in accordance with Section 11.03(c), to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

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Section 6.02         Regulatory and Special Allocations.

Notwithstanding the provisions of Section 6.01:

(a)          If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated profits for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)          Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704- 2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)          In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or Distributions as quickly as possible. This Section 6.02(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)          The allocations set forth in paragraphs (a), (b) and (c) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(e)          The Company and the Members acknowledge that allocations like those described in Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) result from the allocations of Net Income and Net Loss provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Net Income and Net Loss will be made in accordance with Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

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Section 6.03         Tax Allocations.

(a)          Subject to Section 6.03(b) through Section 6.03(e), all income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company’s subsequent income, gains, losses and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)          Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulations Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c)          If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)          Allocations of tax credit, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)          The Company shall make allocations pursuant to this Section 6.03 in accordance with the traditional method in accordance with Treasury Regulations Section 1.704-3(d).

(f)          Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, Distributions or other items pursuant to any provisions of this Agreement.

Section 6.04         Allocations in Respect of Transferred Units.

In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of Article IX, Net Income, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Transferred Units for such Fiscal Year shall be determined using the interim closing of the books method.

Section 6.05         Curative Allocations.

In the event that the Tax Matters Member determines, after consultation with counsel experienced in income tax matters and approval by the Manager, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Article VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss or deduction provided for hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Manager may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

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ARTICLE 7
DISTRIBUTIONS

Section 7.01        General.

(a)          Subject to Section 7.01(b), Section 7.02 and Section 7.04, the Company shall promptly make Distributions following the Company’s receipt of Proceeds.

(b)          Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the Delaware Act or other Applicable Law.

(c)          The Company shall not incur any obligation that takes priority to Distributions to the holders of the Incentive Units under Section 7.02.

Section 7.02        Priority of Distributions.

After making all Distributions required for a given Fiscal Year under Section 7.04 and subject to the priority of Distributions pursuant to Section 11.03(c), if applicable, all Proceeds shall be Distributed in the following manner:

(a)          First, to the holders of the Common Units pro rata in proportion to their holdings of Common Units until Distributions under this Section 7.02(a) equal, in the aggregate, the Initial Investment;

(b)          Second, to the holders of the Common Units pro rata in proportion to their holdings of Common Units until Distributions under this Section 7.02(b) equal, in the aggregate, the Costs and Expenses and the amount of any Additional Capital;

(c)          Third, to the holders of the Common Units pro rata in proportion to their holdings of Common Units until Distributions under this Section 7.02(c) equal, in the aggregate, eight percent (8%) per annum of the unreturned Initial Investment, Costs and Expenses and Additional Capital, compounded annually, which shall begin to accrue on the date of the SPAC’s initial Business Combination; and

(d)          Fourth, subject to the last sentence of this Section 7.02(d), after giving effect to the allocations described in Section 7.02(a) and Section 7.02(b), eighty-four percent (84%) of the remaining Proceeds shall be distributed to the holders of Common Units pro rata in proportion to their holdings of Common Units, and, subject to Section 7.03, sixteen percent (16%) of the remaining Proceeds shall be distributed pro rata to the holders of the Incentive Units in proportion to their holdings of Incentive Units, provided that any holder of Incentive Units who is also a party to a Departure Agreement, shall receive payments in accordance with such Departure Agreement in lieu of payments in respect of such holder’s Incentive Units. Notwithstanding the foregoing, any Proceeds in respect of Incentive Units that have been (1) repurchased pursuant to a Departure Agreement or (2) cancelled pursuant to Section 9.03(b), that would otherwise have been allocable to such Incentive Units had those Incentive Units not been repurchased or cancelled, as the case may be, shall be distributed to the holders of the Common Units.

For purposes of determining the amount of Distributions under Section 7.02, each Member holding a Unit shall be treated as having received any amounts received by any prior Member holding such Unit in connection with any prior Distributions made under this Section.

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Section 7.03         Limitations on Distributions to Incentive Units.

It is the intention of the parties to this Agreement that Distributions to any Service Provider with respect to his or her Incentive Units issued as Profits Interests be limited to the extent necessary so that the related Membership Interest constitutes a Profits Interest. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Manager shall reduce the Distributions that would otherwise be made to any Service Provider with respect to his or her Incentive Units issued as Profits Interests to the extent of the remaining Profits Interest Hurdle applicable to such Incentive Units. In the event that a Service Provider’s Distributions with respect to his or her Incentive Units are reduced pursuant to this Section 7.03, an amount equal to such excess Distributions shall be treated as instead apportioned to the holders of other Units, pro rata in proportion to their aggregate holdings of Units (for the avoidance of doubt, continuing to apply the limitations of this Section 7.03 to Distributions with respect to such Incentive Units).

Section 7.04         Tax Advances.

(a)          Subject to any restrictions in any of the Company’s and/or any Company Subsidiary’s then applicable debt-financing arrangements, and subject to the Manager’s sole discretion to retain any other amounts necessary to satisfy the Company’s and/or the Company Subsidiaries’ obligations, at least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to Distribute cash to each Member in proportion to and to the extent of such Member’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”).

(b)          If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.04(a) with respect to any Fiscal Year, the aggregate Tax Advances to any Member with respect to such Fiscal Year are less than such Member’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member’s Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year before the 75th day of the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.04, the Manager may apply such Distributions to reduce any Shortfall Amount.

(c)          If the aggregate Tax Advances made to any Member pursuant to this Section 7.04 for any Fiscal Year exceed such Member’s Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.04, except to the extent taken into account as an advance pursuant to Section 7.04(d).

(d)          Any Distributions made pursuant to this Section 7.04 shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.02 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.02.

Section 7.05         Tax Withholding; Withholding Advances.

(a)          Tax Withholding. If requested by the Manager, each Member shall, if able to do so, deliver to the Manager:

(i)          an affidavit in form satisfactory to the Manager that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other Applicable Law;

(ii)         any certificate that the Manager may reasonably request with respect to any such laws; and/or

(iii)        any other form or instrument reasonably requested by the Manager relating to any Member’s status under such law.

If a Member fails or is unable to deliver to the Manager the affidavit described in Section 7.05(a)(i), the Manager may withhold amounts from such Member in accordance with Section 7.05(b).

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(b)          Withholding Advances. The Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Tax Matters Member based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Company of income or gain to such Member and to withhold the same from Distributions to such Member. Any funds withheld from a Distribution by reason of this Section 7.05(b) shall be deemed Distributed to the Member with respect to which such withholdings have been made for all purposes of this Agreement and, at the option of the Manager, shall be charged against that Member’s Capital Account.

(c)          Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum:

(i)          be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member’s Capital Account if the Manager shall have initially charged the amount of the Withholding Advance to the Capital Account); or

(ii)         with the consent of the Manager, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member’s Capital Account if the Manager shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d)          Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The provisions of this Section 7.05(d) and the obligations of a Member pursuant to Section 7.05(c) shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.05, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e)          Overwithholding. Neither the Company nor the Manager shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Member. Subject to the foregoing, the Company will use reasonable efforts, after due inquiry and with advice from appropriate tax advisors, to not overwithhold in a material amount. In the event of an overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

Section 7.06         Distributions in Kind.

(a)          The Manager is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, that Tax Advances shall only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

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(b)          Any Distribution of securities shall be subject to such conditions and restrictions as the Manager determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Manager may require that the Members execute and deliver such documents as the Manager may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

ARTICLE 8
MANAGEMENT

Section 8.01         Management of the Company.

(a)          BLACK MARLIN LTD shall be the manager of the Company (the “Manager”) and, in such capacity, shall manage the Company in accordance with this Agreement. The Manager is an agent of the Company’s business, and the actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company.

(b)          The Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Manager shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Manager, and such delegation shall not cause the Manager to cease to be the Manager or a Member (if applicable). The Manager shall be a “manager” (within the meaning of the Delaware Act) of the Company.

(c)          The Manager may be removed with or without cause by the Voting Members. The Manager shall serve until removed and the Manager’s successor is designated by the Voting Members or until the Manager’s earlier death, retirement or incapacity. Upon the death, retirement or incapacity of the Manager, a successor shall be designated by the Voting Members.

(d)          The Company shall have the following officers: President, Secretary, Treasurer, Senior Vice President and such other officers as the Manager may appoint, from time to time (the “Officers”), and all such Officers shall be appointed and removed at the will of the Manager and shall perform such functions as are herein provided or as specified by the Manager:

(i)          The President shall be the chief executive officer of the Company and shall, subject to the control of the Manager, have general supervision, direction and control of the business and the Officers of the Company. The President shall have the general powers and duties of management usually vested in the office of President of a Delaware corporation and shall have such other powers and duties as may be prescribed by the Manager.

(ii)         The Secretary shall keep or cause to be kept at the principal place of business of the Company, or such other place as the Manager may direct, a book of minutes of all formal actions of the Manager and the Members. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the name and address of the Members, the number and date of certificates issued in respect of the Members’ interest in the Company, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Manager or the President.

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(iii)        The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by the Members. The Treasurer shall deposit all monies and other valuables in the name of, and to the credit of, the Company with such depositaries as may be designated by the Manager. The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, shall render to the President and the Manager, whenever the Manager requests it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Manager or the President.

(iv)        The Senior Vice President shall assist the President and other Officers in carrying out the Company’s strategic direction and shall have such other powers and duties as may be prescribed by the Manager or the President.

(e)          The Manager may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for, or on behalf of, the Company as it shall determine in his or her sole discretion. The Manager may delegate to any officer of the Company, or to any such other person or entity, such authority to act on behalf of the Company as the Manager may from time to time deem appropriate in his or her sole discretion. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Manager. Except as otherwise provided by the Manager, when the taking of such action has been authorized by the Manager, the Manager or any officer of the Company, or any other person specifically authorized by the Manager, may execute any contract or other agreement or document on behalf of the Company.

Section 8.02         Powers of the Manager.

(a)          The Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Manager to be necessary or appropriate to effectuate the business, purposes and objectives of the Company, at the expense of the Company. Without limiting the generality of the foregoing, the Manager shall have the power and authority to:

(i)          establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

(ii)         bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(iii)        execute all documents or instruments, perform all duties and powers and do all things for, and on behalf of, the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related to the making of investments of Company funds.

The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority of the Manager that is not specifically or expressly set forth in this Agreement.

(b)          Notwithstanding any other provision of this Agreement, the Manager shall have no authority over the voting or disposition of the SPAC Shares. The Manager may vote the SPAC Shares or transfer, sell or otherwise dispose of the SPAC Shares solely at the direction of the Voting Members.

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Section 8.03         No Management by Other Persons or Entities; Location of Management Activities.

Except as provided in Section 8.01(d) or as otherwise expressly delegated by the Manager, no person or entity other than the Manager and the Members shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for, or on behalf of, or to bind, the Company. The Manager is authorized to conduct any and all management activities with respect to the Company form whatever location the Manager sees fit, including wholly or partly from outside the United States.

Section 8.04         Reliance by Third Parties

Any person or entity dealing with the Company or the Manager or the Members may rely upon a certificate signed by the Manager as to:

(a)          the identity of the Manager or the Members;

(b)          the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Manager or the Members or are in any other manner germane to the affairs of the Company;

(c)          the persons who, or entities that, are authorized to execute and deliver any instrument or document of, or on behalf of, the Company; or

(d)          any act or failure to act by the Company or as to any other matter whatsoever, involving the Company or the Members.

Section 8.05         Records and Information.

Unless otherwise required by a mandatory provision of law, neither the Company, the Members nor the Manager shall have any obligation to maintain any books or records of the Company; provided that the Manager may keep books and records of the Company and may, from time to time, designate recordkeeping requirements for the Company.

ARTICLE 9
TRANSFER

Section 9.01         General Restrictions on Transfer.

(a)          The Members may transfer or assign (including as a collateral assignment or pledge) any Common Units that they hold. In connection with a voluntary transfer or assignment by a Member of all of its Common Units, such Member will automatically withdraw and the assignee will automatically and simultaneously be admitted as the successor Member without any further action at the time such voluntary transfer or assignment becomes effective under Applicable Law and the Company shall be continued without dissolution.

(b)          Each Member acknowledges and agrees that such Member (or any Permitted Transferee of such Member) shall not Transfer any Incentive Units except as permitted pursuant to Section 9.02 or in accordance with the procedures described in Section 9.03, as applicable.

Section 9.02         Permitted Transfers.

The provisions of Section 9.01(b) shall not apply to any of the following Transfers by any Member of any of its Incentive Units, with respect to any Member, to (i) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Member, or (ii) by will or by the laws of intestate succession, to such Member’s executors, administrators, testamentary trustees, legatees or beneficiaries.

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Section 9.03         Termination of Service.

(a)          Departure Agreements. Following the termination of Continuous Service of any Service Provider for any reason other than for Cause (including any such termination by the Service Provider or death of such Service Provider), unless otherwise explicitly provided in a written signed agreement between the Company and the Service Provider, on the departure date of such Service Provider, the Company and the Service Provider and any or all of such Service Provider’s Permitted Transferees shall enter into Departure Agreements; provided, that, if such Service Provider or such Service Provider’s Permitted Transferees do not execute such Departure Agreements within five (5) business days of a written request by the Company to do so, all Incentive Units held by such Service Provider or such Service Provider’s Permitted Transferees shall be immediately cancelled for no consideration, and the holder thereof shall (i) cease to be a Member and (ii) not be entitled to any future payments in respect of such Units, including, without limitation, by Distributions.

(b)          For Cause. Following the termination of Continuous Service of any Service Provider for Cause, the Units held by such Service Provider shall be cancelled by the Company and the holder thereof shall (i) cease to be a Member and (ii) not be entitled to any future payments in respect of such Units, including, without limitation, by Distributions.

ARTICLE 10
ACCOUNTING; TAX MATTERS

Section 10.01         Tax Matters Member.

(a)          Appointment. The Members hereby appoint Blue Marlin Corporate Ltd as the “Tax Matters Member” which shall serve as the “tax matters partner” (as such term is defined in Code Section 6231) for the Company.

(b)          Tax Examinations and Audits. The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably requested by the Tax Matters Member with respect to the conduct of examinations by Taxing Authorities and any resulting proceedings. Each Member agrees that any action taken by the Tax Matters Member in connection with audits of the Company shall be binding upon such Members and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company.

(c)          Income Tax Elections. The Tax Matters Member shall have sole discretion to make any income tax election it deems advisable on behalf of the Company; provided, that the Tax Matters Member will make an election under Section 754 of the Code, if requested in writing by Members holding a majority of the outstanding Common Units. All determinations as to tax elections and accounting principles shall be made solely by the Tax Matters Member.

(d)          Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return. The Tax Matters Member shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.04(d).

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(e)          Resignation. The Tax Matters Member may resign at any time. If Blue Marlin Corporate Ltd ceases to be the Tax Matters Member for any reason, the holders of a majority of the Common Units of the Company shall appoint a new Tax Matters Member.

(f)          Replacement. The Tax Matters Member may be removed and a new Tax Matters Member appointed at any time for any reason by the holders of a majority of the Common Units of the Company.

Section 10.02         Tax Returns.

At the expense of the Company, the Tax Matters Member (or any Officer that the Manager may designate pursuant to Section 8.01(d)) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and the Company Subsidiaries own property or do business. As soon as reasonably possible after the end of each Fiscal Year, the Manager or any designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year.

Section 10.03         Company Funds.

All funds of the Company shall be deposited in its name, or in such name as may be designated by the Manager, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Manager. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Manager may designate.

ARTICLE 11
DISSOLUTION AND LIQUIDATION

Section 11.01         Events of Dissolution.

The Company shall be dissolved and is affairs wound up only upon the occurrence of any of the following events:

(a)          The determination of the Manager to dissolve the Company;

(b)          An election to dissolve the Company made by holders of a majority of the Common Units;

(c)          The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(d)          The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

Section 11.02         Effectiveness of Dissolution.

Dissolution of the Company shall be effective on the day on which the event described in Section 11.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 11.03 and the Certificate of Formation shall have been cancelled as provided in Section 11.04.

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Section 11.03         Liquidation.

If the Company is dissolved pursuant to Section 11.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)          Liquidator. The Manager, or, if the Manager is unable to do so, a Person selected by the holders of a majority of the Common Units, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)          Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)          Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i)          First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii)         Second, to the establishment of and additions to reserves that are determined by the Manager in its sole discretion to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii)        Third, to the Members in the same manner as Distributions are made under Section 7.02.

(d)          Discretion of Liquidator. Notwithstanding the provisions of Section 11.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 11.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 11.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

Section 11.04         Cancellation of Certificate.

Upon completion of the Distribution of the assets of the Company as provided in Section 13.01(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

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Section 11.05         Survival of Rights, Duties and Obligations.

Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish or otherwise adversely affect any Member’s right to indemnification pursuant to Section 12.03.

Section 11.06         Recourse for Claims.

Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Net Income, Net Loss and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Manager, the Liquidator or any other Member.

ARTICLE 12
EXCULPATION AND INDEMNIFICATION

Section 12.01         Exculpation of Covered Persons.

(a)          Covered Persons. As used herein, the term “Covered Person” shall mean (i) each Member, (ii) each officer, director, shareholder, partner, member, controlling Affiliate, employee, agent or representative of each Member, and each of their controlling Affiliates, and (iii) each Manager, Officer, employee, agent or representative of the Company.

(b)          Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Company, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such Covered Person.

(c)          Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Income or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) another Manager; (ii) one or more Officers or employees of the Company; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence and reasonably believes have been competently performed by such Person or group. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

Section 12.02         Liabilities and Duties of Covered Persons.

The Managers and Officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the directors and officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware. No Member shall owe any fiduciary duties to the Company, the other Members or any other Person in relation to any action taken or any failure to take action in their capacity as such; provided, however, that each Member shall act in accordance with the implied contractual covenant of good faith and fair dealing.

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Section 12.03         Indemnification.

(a)          Indemnification. To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company shall indemnify, hold harmless, defend, pay and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)          Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company; or

(ii)         The fact that such Covered Person is or was acting in connection with the business of the Company as a partner, Member, stockholder, controlling Affiliate, Manager, director, officer, employee or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, Member, Manager, director, officer, employee or agent of any Person including the Company or any Company Subsidiary;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud, negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud, gross negligence or willful misconduct.

(b)          Reimbursement. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 12.03; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 12.03, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(c)          Entitlement to Indemnity. The indemnification provided by this Section 12.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 12.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 12.03 and shall inure to the benefit of the executors, administrators, legatees and distributees of such Covered Person.

(d)          Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 12.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

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(e)          Savings Clause. If this Section 12.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 12.03 to the fullest extent permitted by any applicable portion of this Section 12.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(f)          Amendment. The provisions of this Section 12.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 12.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification or repeal of this Section 12.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.

Section 12.04         Survival.

The provisions of this Article XII shall survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE 13
MISCELLANEOUS

Section 13.01         Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the Company.

Section 13.02         Outside Business

The Manager, Members or any Affiliate of either may engage in or possess an interest in any business venture of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper, provided, that such outside business is related to the Global Strategies Group or any of its Affiliates. The Manager, Members or any Affiliate of either shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Manager, any Member or Affiliate of either shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

Section 13.03         Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

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Section 13.04         Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.04):

If to the Company:	Global Defense & National Security Holdings LLC
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190

If to a Member, to such Member's respective mailing address as set forth on the Members Schedule.

Section 13.05         Headings.

The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 13.06         Severability.

If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 13.07         Entire Agreement.

(a)          This Agreement, together with the Certificate of Formation, the Incentive Plan, each Award Agreement, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including the Original Agreement.

(b)          In the event of an inconsistency or conflict between the provisions of this Agreement and any provision of the Incentive Plan or an applicable Award Agreement with respect to the subject matter of the Incentive Plan or Award Agreement, the Manager shall resolve such conflict in its sole discretion.

Section 13.08         Successors and Assigns.

Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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Section 13.09         No Third-party Beneficiaries.

Except as provided in Article XII, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 13.10         Amendment.

No provision of this Agreement may be amended or modified, including in connection with any merger, consolidation, reorganization or similar transaction involving the Company, except by an instrument in writing executed by (i) the Company and (ii) Members holding a majority of the Common Units. Any such written amendment or modification will be binding upon the Company and each Member; provided, that an amendment or modification modifying the rights or obligations of any Member in a manner that is disproportionately adverse to (i) such Member relative to the rights of other Members in respect of Units of the same class or series or (ii) a class or series of Units relative to the rights of another class or series of Units, shall in each case be effective only with that Member's consent or the consent of the Members holding a majority of the Units in that class or series, as applicable. Notwithstanding the foregoing, amendments to the Members Schedule following any new issuance, redemption, repurchase or Transfer of Units in accordance with this Agreement may be made by the Manager without the consent of or execution by the Members.

Section 13.11         Waiver.

No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 13.11 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 13.14 hereof.

Section 13.12         Governing Law.

All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 13.13         Submission to Jurisdiction.

The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 13.04 shall be effective service of process for any suit, action or other proceeding brought in any such court.

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Section 13.14         Waiver of Jury Trial.

Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 13.15         Equitable Remedies.

Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement could give rise to irreparable harm to the other parties, for which monetary damages might not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 13.16         Remedies Cumulative.

The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 13.17         Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

Global Defense & National Security Holdings, LLC

By: Black Marlin Ltd,

its Manager

By:
Name:
Title:

The Members:

BLUE MARLIN CORPORATE LTD

By:
Printed Name:
Title:

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EXHIBIT A

FORM OF JOINDER AGREEMENT

IN WITNESS WHEREOF, the undersigned is executing and delivering this Joinder to the Amended and Restated Limited Liability Company Agreement of Global Defense & National Security Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of June 1, 2015, by and among the Company and the Members listed therein (as may be amended from time to time, the “LLC Agreement”). By executing and delivering this Joinder, the undersigned hereby agrees to become party to, to be bound by, and to comply with the provisions of, and recognizes that the undersigned will receive the benefits of, the LLC Agreement in the same manner as if the undersigned were an original signatory to such agreement, and agrees that the undersigned shall be a “Member,” as such term is defined in the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of _____20__.

If an individual:

(Signature)

Printed Name:

Address:

Phone:

Facsimile:

Email:

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EXHIBIT B

FORM OF REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”), is made and entered into as of __________ __, 20__, by and between Global Defense & National Security Holdings, LLC, a Delaware limited liability company (the “Company”), and _____________________ (the “Service Provider”), and is being made in connection with that certain Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “LLC Agreement”), dated as of June 1, 2015. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the LLC Agreement.

RECITALS

WHEREAS, the Service Provider currently owns _________ Incentive Units (as reduced by any Incentive Units purchased by the Company pursuant to a Departure Agreement with the Service Provider, the “Owned Units”); and

WHEREAS, the Continuous Service of the Service Provider terminated as of _____________ ___, 20__ (the “Departure Date”) without Cause, and entry into this Agreement is a condition to the Service Provider’s continuing rights with respect to payment for the Incentive Units, pursuant to Section 9.03(a) of the LLC Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.          Right of Redemption of the Redeemed Units.

(a)          Redemption. The Service Provider hereby grants to the Company the right to purchase from Service Provider all or a portion of the Owned Units, which right to purchase shall be exercisable in whole or in part and, if in part, on more than one occasion, at any time (the “Redemption Rights”).

(b)          Distribution Notice. As soon as reasonably practicable prior to the time of each Distribution of Proceeds by the Company to holders of Incentive Units pursuant to the LLC Agreement, the Company shall send a Distribution Notice to the Service Provider.

(c)          Exercise of Redemption Right. The Company may exercise the Redemption Rights at any time, in the Company’s sole discretion, by delivery of a written notice (an “Exercise Notice”) to the Service Provider. Any Exercise Notice shall set forth the number of “Redeemed Units,” which shall mean the number of Owned Units multiplied by a fraction, the numerator of which is the Exercise Price and the denominator of which is the Cap. In connection with any exercise of the Redemption Rights, the Company shall be obligated to promptly pay the Exercise Price to the Service Provider. Notwithstanding the foregoing, payment of the Exercise Price may be deferred until the next Distribution (or one or more Distributions) of Proceeds pursuant to the LLC Agreement, as which time the Company shall promptly pay the Exercise Price to the Service Provider, provided that the Company may continue to defer any portion of the Exercise Price in excess of the Allocable Proceeds (and the rights and obligations in this sentence shall continue to apply until such Exercise Price has been paid in full). In connection with the exercise of the Redemption Rights, the Redeemed Units shall be canceled.

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(d)          Other Payments. In the event that the Company exercises its Redemption Rights and defers payment of the Exercise Price pursuant to Section 1(c) above, the Company shall concurrently distribute an amount of cash to the Service Provider (and/or any successor) in an amount sufficient for the Service Provider to pay any applicable tax on the unpaid portion of the Exercise Price, including any tax on the amounts distributed pursuant to this Section 1(d). Any distributions made pursuant to the preceding sentence shall be treated as advances on Distributions pursuant to Section 7.02 of the LLC Agreement and shall reduce, dollar-for-dollar, the amount otherwise Distributable to the Service Provider (and/or any successor) pursuant to Section 7.02 of the LLC Agreement.

(e)          Representations and Warranties. The Service Provider hereby represents and warrants to the Company as of the closing of any purchase consummated pursuant to this Agreement that:

(i)          such Service Provider (and/or any successor) has full right, title and interest in and to the Owned Units;

(ii)         such Service Provider (and/or any successor) has all the necessary power and authority and has taken all necessary action to sell such Owned Units as contemplated by this Agreement; and

(iii)        the Owned Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

2.          Definitions. For the purposes of this Agreement, the following terms shall have the corresponding meanings:

(a)          “Cap” means the Fair Market Value of the Incentive Units held by the Service Provider on the Departure Date, reduced for (i) any payments made to the Service Provider for Redeemed Units pursuant to a Departure Agreement between the Service Provider and the Company and (ii) any payments for taxes pursuant to Section 1(d) hereof.

(b)          “Distribution Notice” means a written notice in connection with a contemplated Distribution of Proceeds to holders of Incentive Units pursuant to the LLC Agreement, setting forth (i) the amount the Service Provider would have received if the Service Provider continued to hold all Incentive Units held as of the Departure Date (the “Allocable Proceeds”) and (ii) the percentage and number of Owned Units that would be repurchased if the Company were to exercise its Redemption Rights with respect to that number of Owned Units with an Exercise Price equal to the amount set forth in the preceding clause (i).

(c)          “Exercise Price” means the amount that the Company has determined to pay; provided that such amount shall not exceed the Cap.

3.          Cooperation. The Service Provider (and/or any successor) and the Company shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Agreement and give effect to the intent and purposes of this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

4.          Governing Law. The rights and obligations of the parties hereunder shall be governed by, and this Agreement shall be construed according to, the internal laws of the State of Delaware without regard to any conflict or choice of law provisions thereof which would result in the application of the laws of any other jurisdiction to the rights and obligations of the parties hereunder.

5.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.          Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

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7.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

8.          Entire Agreement. This Agreement, the LLC Agreement and the Put Agreement (the LLC Agreement and the Put Agreement, together, the “Ancillary Agreements”) by and between the Company and the Service Provider constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements of understandings inducements or conditions, express or implied, oral or written, with respect thereto. The parties intend that this Agreement and the Ancillary Agreements be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement.

* * *

40

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.

Company:

Global Defense & National Security Holdings, LLC

By:
Name:
Title:

Service Provider:

Name:

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EXHIBIT C

FORM OF PUT AGREEMENT

This Put Agreement (this “Agreement”), is made and entered into as of __________ __, 20__, by and between Global Defense & National Security Holdings, LLC, a Delaware limited liability company (the “Company”), and _____________________ (the “Service Provider”), and is being made in connection with that certain Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “LLC Agreement”), dated as of June 1, 2015. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the LLC Agreement.

RECITALS

WHEREAS, the Service Provider currently owns _________ Incentive Units (as reduced by any Incentive Units purchased by the Company pursuant to a Departure Agreement with the Service Provider, the “Owned Units”); and

WHEREAS, the Continuous Service of the Service Provider terminated as of _____________ ___, 20__ (the “Departure Date”) without Cause, and entry into this Agreement is a condition to the Service Provider’s continuing rights with respect to payment for the Incentive Units, pursuant to Section 9.03(a) of the LLC Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

9.          Right to Put the Redeemed Units.

(a)          Put Right. The Company hereby grants to the Service Provider the right to require the Company to repurchase all or a portion of the Owned Units, which right shall be exercisable in whole or in part and, if in part, on more than one occasion, at any time (the “Put Rights”).

(b)          Distribution Notice. As soon as reasonably practicable prior to the time of each Distribution of Proceeds by the Company to holders of Incentive Units pursuant to the LLC Agreement, the Company shall send a Distribution Notice to the Service Provider.

(c)          Exercise of Put Right. The Service Provider may exercise the Put Rights at any time, in the Service Provider’s sole discretion, by delivery of a written notice (an “Exercise Notice”) to the Company. Any Exercise Notice shall set forth the number of “Redeemed Units,” which shall mean the number of Owned Units multiplied by a fraction, the numerator of which is the Exercise Price and the denominator of which is the Cap. In connection with any exercise of the Put Rights, the Company shall be obligated to promptly pay the Exercise Price to the Service Provider. Notwithstanding the foregoing, payment of the Exercise Price may be deferred until the next Distribution (or one or more Distributions) of Proceeds pursuant to the LLC Agreement, as which time the Company shall promptly pay the Exercise Price to the Service Provider, provided that the Company may continue to defer any portion of the Exercise Price in excess of the Allocable Proceeds (and the rights and obligations in this sentence shall continue to apply until such Exercise Price has been paid in full). In connection with the exercise of the Put Rights, the Redeemed Units shall be canceled.

(d)          Representations and Warranties. The Service Provider hereby represents and warrants to the Company as of the closing of any purchase consummated pursuant to this Agreement that:

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(i)          such Service Provider (and/or any successor) has full right, title and interest in and to the Owned Units;

(ii)         such Service Provider (and/or any successor) has all the necessary power and authority and has taken all necessary action to sell such Owned Units as contemplated by this Agreement; and

(iii)        the Owned Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

10.         Definitions. For the purposes of this Agreement, the following terms shall have the corresponding meanings:

(a)          “Cap” means the Fair Market Value of the Incentive Units held by the Service Provider on the Departure Date, reduced for (i) any payments made to the Service Provider for Redeemed Units pursuant to a Departure Agreement between the Service Provider and the Company and (ii) any payments for taxes pursuant to Section 1(d) of the Redemption Agreement entered into by the Service Provider and the Company concurrently herewith.

(b)          “Distribution Notice” means a written notice in connection with a contemplated Distribution of Proceeds to holders of Incentive Units pursuant to the LLC Agreement, setting forth (i) the amount the Service Provider would have received if the Service Provider continued to hold all Incentive Units held as of the Departure Date (the “Allocable Proceeds”) and (ii) the percentage and number of Owned Units that would be repurchased if the Company were to exercise its Redemption Rights with respect to that number of Owned Units with an Exercise Price equal to the amount set forth in the preceding clause (i).

(c)          “Exercise Price” means the amount that the Service Provider has determined to request as compensation for the exercise of his, her or its Put Rights; provided that such amount shall not exceed the Cap.

11.         Cooperation. The Service Provider (and/or any successor) and the Company shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Agreement and give effect to the intent and purposes of this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

12.         Governing Law. The rights and obligations of the parties hereunder shall be governed by, and this Agreement shall be construed according to, the internal laws of the State of Delaware without regard to any conflict or choice of law provisions thereof which would result in the application of the laws of any other jurisdiction to the rights and obligations of the parties hereunder.

13.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.         Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

15.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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16.         Entire Agreement. This Agreement, the LLC Agreement and the Redemption Agreement (the LLC Agreement and the Redemption Agreement, together, the “Ancillary Agreements”) by and between the Company and the Service Provider constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements of understandings inducements or conditions, express or implied, oral or written, with respect thereto. The parties intend that this Agreement and the Ancillary Agreements be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement.

* * *

44

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.

Company:

Global Defense & National Security Holdings, LLC

By:
Name:
Title:

Service Provider:

Name:

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SCHEDULE A

MEMBERS SCHEDULE

Member Name and Address	Common Units	Incentive Units
Blue Marlin Corporate Ltd	100	0
Dale R. Davis	0	20
Craig Dawson	0	20
Frederic Cassis	0	20
Gavin Long	0	20

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